UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported): January 18, 2012

SUPERCLICK, INC.

(Exact name of registrant as specified in its charter)

Washington	333-31238	52-2219677
(State of Incorporation)	Commission file number	(I.R.S. Employer Identification No.)

10222 St Michel Suite 300 Montreal, Qc H1H-5H1

(Address of Registrant’s principal executive offices)

(858) 518-1387

(Registrant’s telephone number, including area code)

(Not Applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

On January 18, 2012, Superclick, Inc., a Washington corporation (the “Company”), completed its previously announced merger (the “Merger”) pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of September 23, 2011, by and among the Company, AT&T Corp., a New York corporation (“Parent”), and SC Acquisition Co., a Washington corporation and wholly owned subsidiary of Parent (“Merger Sub”). Pursuant to the Merger Agreement, Merger Sub merged with and into the Company, with the Company surviving the Merger as a wholly owned subsidiary of Parent.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On January 18, 2012, the Merger was consummated and, in accordance with the Merger Agreement, each share of common stock of the Company issued and outstanding as of January 18, 2012 (other than (i) shares held of record by the Company and (ii) shares owned by shareholders who have perfected and not otherwise waived, withdrawn or lost their rights to appraisal under Washington law), was automatically cancelled and converted into the right to receive $0.268 in cash (the “Merger Consideration”), without interest and less any applicable withholding taxes.

Additionally, at the effective time and as a result of the Merger, each option to acquire shares of Company common stock outstanding immediately prior to the effective time, whether or not vested, was cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (x) the aggregate number of shares of Company common stock subject to such option, multiplied by (y) the excess, if any, of the Merger Consideration over the per share exercise price under such option, less any applicable withholding taxes.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which has been filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 26, 2011 and is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

Upon the closing of the Merger, the Company became a wholly owned subsidiary of Parent. In connection with the completion of the Merger, the Company has informed the OTC Bulletin Board of the Merger and requested that trading in the Company’s common stock be suspended and that the Company’s common stock be withdrawn from quotation on the OTC Bulletin Board. The Company intends to file a Form 15 to suspend its reporting obligations under Section 13(a) and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as soon as practicable.

Item 3.03 Material Modification to the Rights of Security Holders.

The disclosures contained in Item 2.01 and Item 5.03 of this Current Report on Form 8-K are incorporated herein by reference.

Item 5.01 Change in Control of Registrant.

Pursuant to the terms of the Merger Agreement, the Merger became effective on January 18, 2012, upon the filing of the Articles of Merger with the Secretary of State of the State of Washington, at which time Merger Sub merged with and into the Company. As a result of the Merger, the Company became a wholly owned subsidiary of Parent. The disclosure under Item 2.01 is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger on January 18, 2012, all of the members of the board of directors of the Company immediately prior to the effective time of the Merger resigned as directors of the Company, and all of the members of the board of directors of Merger Sub immediately prior to the effective time of the Merger became members of the board of directors of the Company. In addition, at the effective time of the Merger, the officers of Merger Sub immediately prior to the effective time of the Merger became the officers of the Company.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Immediately prior to the effective time of the Merger, the articles of incorporation of the Company were amended to clarify that an affirmative vote by the holders of a majority of the Company’s common stock in favor of the Merger would approve the Merger. At the effective time of the Merger and pursuant to the Merger Agreement, (i) the articles of incorporation of the Company were amended and restated to be in the form of the articles of incorporation exhibited in the Merger Agreement and (ii) the bylaws of the Company were amended and restated to read in their entirety as the bylaws of Merger Sub in effect immediately prior to the effective time of the Merger. The amended and restated articles of incorporation and amended and restated bylaws of the Company are filed as Exhibits 3.1 and 3.2 hereto, respectively, and are incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held a special meeting of shareholders on January 18, 2012 (the “Special Meeting”) to consider four proposals related to the Merger Agreement and the Merger.

The shareholders voted in favor of (i) the proposal to approve an amendment to the Company’s articles of incorporation, (ii) the proposal to approve and adopt the Merger Agreement, (iii) the non-binding advisory proposal on the compensation of named executive officers in connection with the Merger and (iv) the proposal to adjourn or postpone the Special Meeting, if necessary or appropriate, to solicit additional proxies for the adoption of the Merger Agreement. Set forth below are the final voting results for each of the proposals.

1. To approve an amendment to the Company’s Articles of Incorporation.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
28,306,447	5,460,978	970,739	0

2. To approve and adopt the Merger Agreement.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
25,222,998	6,236,762	69,234	3,209,170

3. To approve, on an advisory (non-binding) basis, various change of control payments, which the Company’s named executive officers will or may be eligible to receive in connection with the Merger.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
25,656,305	5,598,095	274,594	3,209,170

4. To adjourn or postpone the Special Meeting, if necessary or appropriate, to solicit additional proxies for the adoption of the Merger Agreement

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
28,331,244	6,269,957	136,963	0

Item 7.01 Regulation FD Disclosure.

On January 18, 2012, the Company issued a press release announcing shareholder approval of the Merger. A copy of the press release is attached as Exhibit 99.1 hereto.

The information furnished pursuant to Item 7.01 in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liability of that section, unless the Company specifically states that the information is considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Securities Act of 1933 or the Exchange Act.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of September 23, 2011, by and among Superclick, Inc., AT&T Corp. and SC Acquisition Co. (filed as Exhibit 2.1 to Form 8-K filed with the SEC on September 26, 2011, and incorporated herein by reference).

3.1	Amended and Restated Articles of Incorporation of the Company.

3.2	Amended and Restated Bylaws of the Company.

99.1	Press Release, dated January 18, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 18, 2012	Superclick, Inc.

	By:	/s/ Jean Perrotti
Jean Perrotti
Chief Financial Officer and Principal Accounting
Officer

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of September 23, 2011, by and among Superclick, Inc., AT&T Corp. and SC Acquisition Co. (filed as Exhibit 2.1 to Form 8-K filed with the SEC on September 26, 2011, and incorporated herein by reference).

3.1	Amended and Restated Articles of Incorporation of the Company.

3.2	Amended and Restated Bylaws of the Company.

99.1	Press Release, dated January 18, 2012.